UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2009

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 12, 2009, the Board of Directors of Exar Corporation (the “Company”) appointed Dr. Izak Bencuya as a member of the Board of Directors (the “Board”). In connection with his appointment to the Board, Dr. Bencuya was appointed as a member of the Audit Committee and Compensation Committee of the Board. The Board was expanded by one director, to 7 directors, in connection with Dr. Bencuya joining the Board. As a member of the Board, Dr. Bencuya will be compensated in accordance with the Company’s non-employee Director compensation program in effect from time to time.

On the date of his appointment, Dr. Bencuya and the Company entered into an indemnification agreement, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors.

The Company issued a press release on February 12, 2009 announcing the appointment of Dr. Bencuya to the Company’s Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION

Date: February 17, 2009	By:	/s/ J. Scott Kamsler
J. Scott Kamsler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release